EXHIBIT 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “Amendment”) is entered into as of July 29, 2004, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and MASON ELECTRIC CO., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A.         Landlord and Tenant have previously entered into that certain Lease dated as of August 6, 2003 (the “Original Lease”) of certain premises more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.         Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

1.         Measurement. The following amendments are made to the Original Lease to reflect the remeasurement of the Premises:

            1.1        The area of the Premises is increased to 95,714 square feet, which is comprised of 88,254 square feet on the ground floor and 7,460 square feet in the Existing Mezzanine. The Excess Space contains 1,309 square feet.

            1.2        The area of the Building is 200,632 square feet.

            1.3        Tenant’s Share is 47.0538%.

            1.4        The Schedule of Base Rent in Paragraph 4.1 of the Original Lease is revised in its entirety to read as follows:

Months	Monthly Base Rent	Monthly Base Rent Per Square Foot
1-4 5-10 11-24 25-48 49-72 73-96 97 - Expiration of initial term	Abated $25,206.14 $50,412.27 $53,905.26 $57,681.46 $61,740.87 $66,083.50	Abated $0.267 $0.534 $0.571 $0.611 $0.654 $0.700

            1.5        The amount of the security deposit under Paragraph 5 of the Original Lease is hereby decreased to $50,412.27.

            1.6        On the execution and delivery of this Amendment by Tenant, Tenant shall receive as a credit against Base Rent (a) an amount equal to the excess of the amount paid by Tenant upon the execution of the Original Lease pursuant to the second paragraph of Paragraph 4.1 of the Original Lease over the Base Rent for the fifth month after the Commencement Date (as adjusted pursuant to this Amendment), and (b) an amount equal to the excess of the amount paid by Tenant for the security deposit upon the execution of the Original Lease over the security deposit (after adjustment pursuant to this Amendment).

2.         Parking. Exhibit “B” to the Original Lease is hereby deleted in its entirety and replaced with Exhibit “B” attached hereto. As provided in the Original Lease, Tenant’s Parking Area shall contain 232 parking spaces outside of the loading dock area shown on Exhibit “B” (the “Loading Dock Area”) and 20 tandem parking spaces in the Loading Dock Area. As and to the extent provided in the Original Lease, Tenant may increase the number of parking stalls in the Loading Dock Area by restriping.

3.         Tenant Improvement Allowance. The amount of the Tenant Improvement Allowance payable by Landlord under the Original Lease is hereby increased to $504,806.00. As of the date of this Amendment, Landlord has not yet paid the Tenant Improvement Allowance to Tenant, and Landlord reaffirms Landlord’s obligation to pay the Tenant Improvement Allowance to Tenant in accordance with the Original Lease.

4.         Commencement Date. The Commencement Date is hereby agreed to be May 17, 2004.

5.         Tenant Estoppel. As additional consideration for this Amendment, Tenant hereby certifies that:

   (a)         The Original Lease (as amended hereby) is in full force and effect.

   (b)         To Tenant’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

   (c)         There are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord; provided that nothing in this Section 5 shall limit Landlord’s obligation under the Original Lease to pay the Tenant Improvement Allowance.

   (d)         Tenant has accepted Landlord’s Work as substantially completed.

6.         Landlord Estoppel. As additional consideration for this Amendment, Landlord hereby certifies that:

   (a)         The Original Lease (as amended hereby) is in full force and effect.

   (b)         To Landlord’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

   (c)         There are no existing offsets or defenses which Landlord has against the enforcement of the Original Lease (as amended hereby) by Tenant.

   (d)         Landlord has completed any inspection of the improvements required by the Original Lease.

7.        Reaffirmation. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect.

8.        Successors. This Amendment shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.

9.         Counterparts. This Amendment may be executed in counterparts, all of which shall constitute the same Agreement, notwithstanding that all parties to this Amendment are not signatory to the same or original counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one (1) document.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

“LANDLORD”

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	UNIRE REAL ESTATE GROUP, INC., Its Managing Agent

By:	/s/ MARK F. HARRYMAN - Pres

[Printed Name and Title]

“TENANT”

MASON ELECTRIC CO., a Delaware Corporation

By:	/s/ ROYA HADAEGH, Dir of Finance

[Printed Name and Title]

EXHIBIT “B”

(See Attached.)

EXHIBIT B

TENANT’S PARKING AREA

GUARANTOR’S CONSENT

Esterline Technologies Corporation, a Delaware corporation (“Guarantor”), as Guarantor under that certain Lease Guaranty dated as of August 6, 2003 ( the “Guaranty”), in favor of The Prudential Insurance Company of America, a New Jersey corporation, hereby consents to the foregoing Amendment and agrees that the Guaranty is in full force and effect.

Dated:

ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

[Printed Name and Title]